                                                                     EXHIBIT 4.3


================================================================================

                                   INDENTURE

                           Dated as of April 1, 1998

                                    between


                      SUPERIOR FINANCIAL CORP., as Issuer


                                      and


                       THE BANK OF NEW YORK, as Trustee



                             _____________________


                                  $60,000,000

                          8.65% Senior Notes due 2003


================================================================================

                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----

ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE..................   1
     SECTION 1.01.   Definitions.........................................   1
     SECTION 1.02.   Incorporation by Reference of TIA...................  25
     SECTION 1.03.   Rules of Construction...............................  25

ARTICLE TWO  THE SENIOR NOTES............................................  26
     SECTION 2.01.   Form and Dating.....................................  26
     SECTION 2.02.   Execution and Authentication; Aggregate Principal
                     Amount..............................................  27
     SECTION 2.03.   Registrar and Paying Agent..........................  29
     SECTION 2.04.   Paying Agent To Hold Assets in Trust................  29
     SECTION 2.05.   Holder Lists........................................  30
     SECTION 2.06.   Transfer and Exchange...............................  30
     SECTION 2.07.   Replacement Notes...................................  32
     SECTION 2.08.   Outstanding Notes...................................  32
     SECTION 2.09.   Treasury Notes......................................  33
     SECTION 2.10.   Temporary Notes.....................................  34
     SECTION 2.11.   Cancellation........................................  34
     SECTION 2.12.   Defaulted Interest..................................  35
     SECTION 2.13.   CUSIP Numbers.......................................  35
     SECTION 2.14.   Deposit of Moneys...................................  36
     SECTION 2.15.   Book-Entry Provisions for Global Notes..............  36
     SECTION 2.16.   Special Transfer Provisions.........................  38

ARTICLE THREE  REDEMPTION................................................  42
     SECTION 3.01.   Notices to Trustee..................................  42
     SECTION 3.02.   Selection of Senior Notes To Be Redeemed............  42
     SECTION 3.03.   Notice of Redemption................................  43
     SECTION 3.04.   Effect of Notice of Redemption......................  44
     SECTION 3.05.   Deposit of Redemption Price.........................  45
     SECTION 3.06.   Notes Redeemed in Part..............................  45

ARTICLE FOUR  COVENANTS..................................................  45
     SECTION 4.01.   Payment of Notes....................................  45
     SECTION 4.02.   Maintenance of Office or Agency.....................  46
     SECTION 4.03.   Corporate Existence.................................  46

     SECTION 4.04.   Limitations on Restricted Payments..................  47
     SECTION 4.05.   Payment of Taxes and Other Claims...................  48
     SECTION 4.06.   Maintenance of Depository Institution Subsidiary
                     and Minimum Total Capital of Bank...................  49
     SECTION 4.07.   Maintenance of Properties...........................  49
     SECTION 4.08.   Maintenance of Insurance............................  50
     SECTION 4.09.   Compliance Certificate; Notice of Default...........  50
     SECTION 4.10.   Compliance with Laws................................  51
     SECTION 4.11.   Reports to Holders..................................  52
     SECTION 4.12.   Waiver of Stay, Extension or Usury Laws.............  53
     SECTION 4.13.   Limitations on Transactions with Affiliates.........  53
     SECTION 4.14.   Liquidity Maintenance...............................  54
     SECTION 4.15.   Interest Reserve Account............................  55
     SECTION 4.16.   Limitations on Indebtedness.........................  56
     SECTION 4.17.   Limitations on Dividends and Other Payment
                     Restrictions Affecting Subsidiaries.................  57
     SECTION 4.18.   Restrictions on Issuance and Sale or Disposition
                     of Capital Stock of Subsidiaries....................  59
     SECTION 4.19.   Change of Control...................................  59
     SECTION 4.20.   Prohibition on Incurrence of Senior Subordinated
                     Debt................................................  62
     SECTION 4.21.   Limitation on Preferred Stock of Subsidiaries.......  62
     SECTION 4.22.   Limitations on Liens and Guarantees.................  63
     SECTION 4.23.   Maintenance of Business.............................  64
     SECTION 4.24.   Registration Rights.................................  64

ARTICLE FIVE  SUCCESSOR CORPORATION......................................  65
     SECTION 5.01.   Merger, Consolidation and Sale of Assets............  65

ARTICLE SIX  DEFAULT AND REMEDIES........................................  67
     SECTION 6.01.   Events of Default...................................  67
     SECTION 6.02.   Acceleration........................................  70
     SECTION 6.03.   Other Remedies......................................  71
     SECTION 6.04.   Waiver of Past Defaults.............................  71

     SECTION 6.05.   Control by Majority.................................  72
     SECTION 6.06.   Limitation on Suits.................................  72
     SECTION 6.07.   Rights of Holders To Receive Payment................  73
     SECTION 6.08.   Collection Suit by Trustee..........................  73
     SECTION 6.09.   Trustee May File Proofs of Claim....................  74
     SECTION 6.10.   Priorities..........................................  74
     SECTION 6.11.   Undertaking for Costs...............................  75

ARTICLE SEVEN  TRUSTEE...................................................  75
     SECTION 7.01.   Duties of Trustee...................................  75
     SECTION 7.02.   Rights of Trustee...................................  77
     SECTION 7.03.   Individual Rights of Trustee........................  79
     SECTION 7.04.   Trustee's Disclaimer................................  79
     SECTION 7.05.   Notice of Default...................................  79
     SECTION 7.06.   Reports by Trustee to Holders.......................  80
     SECTION 7.07.   Compensation and Indemnity..........................  81
     SECTION 7.08.   Replacement of Trustee..............................  82
     SECTION 7.09.   Successor Trustee by Merger, Etc....................  83
     SECTION 7.10.   Eligibility; Disqualification.......................  84
     SECTION 7.11.   Preferential Collection of Claims Against the
                     Company.............................................  84
     SECTION 7.12.   Trustee's Application for Instructions from the
                     Company.............................................  84

ARTICLE EIGHT  DISCHARGE OF INDENTURE; DEFEASANCE........................  85
     SECTION 8.01.   Termination of the Company's Obligations............  85
     SECTION 8.02.   Acknowledgment of Discharge by Trustee..............  89
     SECTION 8.03.   Application of Trust Money; Miscellaneous...........  89
     SECTION 8.04.   Repayment to the Company............................  90
     SECTION 8.05.   Reinstatement.......................................  90

ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS........................  91
     SECTION 9.01.   Without Consent of Holders..........................  91
     SECTION 9.02.   With Consent of Holders.............................  92
     SECTION 9.03.   Compliance with TIA.................................  93
     SECTION 9.04.   Revocation and Effect of Consents...................  93
     SECTION 9.05.   Notation on or Exchange of Notes....................  94
     SECTION 9.06.   Trustee to Sign Amendments, Etc.....................  95

ARTICLE TEN  MISCELLANEOUS...............................................  95
     SECTION 10.01.  TIA Controls........................................  95
     SECTION 10.02.  Notices.............................................  95
     SECTION 10.03.  Communications by Holders with Other Holders........  97
     SECTION 10.04.  Certificate and Opinion as to Conditions Precedent..  97
     SECTION 10.05.  Statements Required in Certificate or Opinion.......  97
     SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar...........  98
     SECTION 10.07.  Legal Holidays......................................  98
     SECTION 10.08.  Governing Law.......................................  98
     SECTION 10.09.  No Adverse Interpretation of Other Agreements.......  99
     SECTION 10.10.  No Recourse Against Others..........................  99
     SECTION 10.11.  Successors..........................................  99
     SECTION 10.12.  Duplicate Originals.................................  99
     SECTION 10.13.  Severability........................................ 100
     SECTION 10.14.  Independence of Covenants........................... 100

SIGNATURES...............................................................  96

Exhibit A-1  -  Form of Initial Note
Exhibit A-2  -  Form of Exchange Note
Exhibit B    -  Form of Legend for Global Notes
Exhibit C    -  Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D    -  Form of Certificate To Be Delivered in Connection with Transfers
                Pursuant to Regulation S
Exhibit E    -  Form of Custody and Security Agreement
Exhibit F    -  Form of Securities Account Control Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of April 1, 1998, between SUPERIOR FINANCIAL CORP., a Delaware corporation (the "Company"), and The Bank of New York, a New
                                    -------
York banking corporation, as trustee (the "Trustee").
                                           -------

          The Company has duly authorized the creation of an issue of 8.65% Series A Senior Notes due 2003 (the "Initial Notes") and an issue of 8.65%
                                     -------------
Series B Senior Notes due 2003 (the "Exchange Notes", and together with the
                                     --------------
Initial Notes, the "Senior Notes").  All things necessary to make the Senior
                    ------------
Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Senior Notes:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.
               -----------

          "Acceleration Notice" has the meaning provided in Section 6.02.
           -------------------                              ------------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

          "Acquisition Agreement" means the Stock Purchase Agreement by and
           ---------------------
among SFC Acquisition Corp., NB Holdings Corporation and Superior Federal Bank, F.S.B., dated as of

December 3, 1997 providing for the acquisition of the stock of Superior Federal Bank, F.S.B. by SFC Acquisition Corp.

          "Affiliate"  of any specified Person means any other Person directly
           ---------
or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

          "Agent" means any Registrar, Paying Agent or Co-registrar.
           -----

          "Bank"  means Superior Federal Bank, F.S.B.
           ----

          "Bankruptcy Law" means Title 11, United States Code or any similar
           --------------
federal, state or foreign law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.
           ------------

          "Capitalized Leases" [has the meaning set forth herein].
           ------------------

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and any rights (other than debt securities convertibles into an equity interest), warrants or options to acquire an equity interest on such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" of any Person means any obligations of
           ----------------------------
such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" shall include: (i) cash; (ii) any of the following
           ----------------
instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or which are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise, as to which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Cash Equivalents shall not include any debt instruments, securities or collateralized mortgage obligations that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

          "Change of Control" means the occurrence of any of the following
           -----------------
events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total Voting Stock of the Company, (ii) the Company consolidates with, or merges into, another person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction between the Company and a Wholly-Owned Subsidiary, (iii) the Company, the Board of Directors or any executive officer of the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) and (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies), or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose elections by the Company's Board of Directors or whose nomination for elections by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          "Change of Control Date" has the meaning provided in Section 4.19.
           ----------------------                              ------------

          "Change of Control Offer" has the meaning provided in Section 4.19.
           -----------------------                              ------------

          "Change of Control Payment Date" has the meaning provided in Section
           ------------------------------                              -------
4.19.
----

          "Commission" or "SEC" means the Securities and Exchange Commission.
           ----------      ---

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Senior Notes.

          "Consolidated Net Income (Loss)"  of any Person means, for any period
           ------------------------------
the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided,
                                                                 --------
however, that there shall be excluded therefrom:
-------

               (a) any net income (or loss) of any Person if such Person is not a Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

               (b) any net income (but not loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

               (c) any net income (or loss) of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

               (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

               (e)  the cumulative effect of a change in accounting principles;
          and

               (f) the gain (but not the loss) from the sale, transfer, conveyance or other disposition (other than to the Company or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets of the Bank shown on a balance sheet of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in such related series of transactions).

          "Consolidated Net Worth"  of any Person means, at any date, all
           ----------------------
amounts which would, in conformity with GAAP, be included under stockholders' equity on a consolidated balance sheet of such Person as at such date.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Custody and Security Agreement" means the Custody and Security
           ------------------------------
Agreement to be entered into by the company and a bank or trust Company pursuant to Section 4.15 hereof, which shall be substantially in the form of the Custody and Security Agreement attached as Exhibit E to this Indenture.

          "Default" means an event or condition that upon the giving of notice
           -------
or the passage of time or both would be an Event of Default.

          "Depository" means, with respect to the Senior Notes issued in the
           ----------
form of one or more Global Notes, The Depository Trust Company or another Person designated as depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Discharged" means that the Company shall be deemed to have paid and
           ----------
discharged the entire indebtedness represented by, and obligations under, the Senior Notes and to have satisfied all the obligations under this Indenture relating to the Senior Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight), except (i) the rights of the Holders of Senior Notes to receive,
-------------
from the trust fund described in Article Eight, payment of the principal of and
                                 -------------
the interest on such Senior Notes when such payments are due, (ii) the Company's obligations with respect to the Senior Notes under Sections 2.03 through 2.07,
                                                   -------------         ----
6.07 and 6.08 and (iii) the rights, powers, trusts, duties and immunities of the
----     ----
Trustee hereunder.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries with a maturity prior to, the final Stated Maturity of principal of the Senior Notes.

          "DTC" means The Depository Trust Company.
           ---

          "Event of Default" has the meaning provided in Section 6.01.
           ----------------                              ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Notes" means the Company's __% Series B Senior Notes due
           --------------
2003 issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement.

          "Exchange Offer" has the meaning set forth in the Registration Rights
           --------------
Agreement.

          "Excluded Indebtedness" with respect to any Subsidiary of the Company
           ---------------------
shall mean any liability or obligation of any Subsidiary of the Company with respect to (i) any deposits with or funds collected by it, (ii) any banker's acceptance or letter of credit issued by it, (iii) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange, issued, accepted or endorsed by it, (iv) any discount with, borrowing from, or other obligation to any Federal Reserve Bank, the FDIC or any Federal Home Loan Bank (or successor organization), (v) any agreement, made by it in the ordinary course of its banking business, to purchase or repurchase securities, loans or federal funds or to participate in any such purchase or repurchases, (vi) any transactions in the nature of an extension of credit, whether in the form of commitment, guaranty or otherwise, undertaken by it for account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party,
(vii) any transaction in which it acts solely in a fiduciary or agency capacity,
(viii) any pledge of mortgage assets to the Federal Home Loan Bank, (ix) any Liens incurred in the ordinary course of making payments by and transferring securities by, wire, (x) Liens incurred in connection with the acquisition of property or assets acquired in the ordinary course of business pursuant to foreclosure proceedings or pursuant to an acquisition of such property or assets in lieu of foreclosure, (xi) other obligations to customers of a bank Subsidiary, (xii) other obligations incurred by it in the ordinary course of its banking, mortgage banking or trust business to its customers solely in their capacities as such, (xiii) any other liability or obligation of such Subsidiary incurred in the ordinary course of its banking business not involving any obligation for borrowed money, (xiv) Capitalized Lease Obligations for property acquired after the date hereof in an amount not to exceed the cost of the property so acquired, (xv) any borrowings under warehousing lines of credit,
(xvi) any borrowings under unsecured revolving lines of credit with a maturity date of less than one year up to an aggregate amount for all Subsidiaries at any time outstanding equal to 10% of Consolidated Net Worth, and (xvii) drafts outstanding or official bank checks outstanding used to fund mortgage loan volume.

          "Fair Market Value" means, with respect to any asset, the price which
           -----------------
could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue compulsion to complete the transaction. Fair market value shall be determined by the Board of

Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "FDIC" means the Federal Deposit Insurance Corporation or any
           ----
successor thereto.

          "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S.
           -----
Government Obligations deposited with the Trustee pursuant to Article Eight.
                                                              -------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Notes" means one or more IAI Global Notes, Regulation S Global
           ------------
Notes and 144A Global Notes.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other matter the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Indebtedness" of any Person means, without duplication,
           -----------------------
all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness; (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered); (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term "guarantee" shall not include endorsements for collection of deposit, in the ordinary course of business.

          "Holder" or "Noteholder" means the Person in whose name a Note is
           ------      ----------
registered on the Registrar's books.

          "IAI Global Note" means a permanent global note in registered form
           ---------------
representing the aggregate principal amount of Senior Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any Person, without duplication,
           ------------
(i) all the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business; (iv) all obligations under interest rate swap agreements of such Person; (v) all Capitalized Lease Obligations of such Person;
(vi) any agreement to purchase or repurchase securities, loans or federal funds, except to the extent that such agreement is made by such Person in the ordinary course of its banking business; (vii) all Indebtedness referred to in clauses
(i) through (vi) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured); (viii) all guarantees by such Person of Guaranteed Indebtedness; (ix) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person; and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through
(ix) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and
           -----------------------------
whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2) (3) or (7) under the Securities Act.

          "Initial Notes" means the Company's 8.65% Series A Senior Notes due
           -------------
2003.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Senior Notes.

          "Interest Reserve Account" shall have the meaning specified in Section
           ------------------------                                      -------
4.15 hereof.
----

          "Interest Swap Obligations" means the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Issue Date" means April 1, 1998.
           ----------

          "Junior Indebtedness" means any Indebtedness of the Company
           -------------------
subordinated in right of payment of either principal, premium (if any) or interest thereon to the Senior Notes.

          "Legal Holiday" has the meaning provided in Section 10.07.
           -------------                              -------------

          "Letter of Transmittal" means the letter of transmittal to be prepared
           ---------------------
by the Company and sent to all Holders of the Senior Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means any mortgage, charge, pledge, lien (statutory or
           ----
otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Loan Agreement" means the Loan Agreement, dated as of April 1, 1998
           --------------
among the Company and Colonial Bank, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such Loan Agreement and related documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Maturity Date" means April 1, 2003.
           -------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Cash Proceeds" means, with respect to any issuance or sale of
           -----------------
Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

          "Non-U.S. Person" has the meaning assigned to such term in
           ---------------
Regulation S.

          "Non-Payment Default" has the meaning provided in Section 10.02(b).
           -------------------                              ----------------

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 10.04 and 10.05, as they relate to the making of an
                    --------------     -----
Officers' Certificate, and delivered to the Trustee.

          "144A Global Note" means a permanent global note in registered form
           ----------------
representing the aggregate principal amount of Senior Notes sold in reliance on Rule 144A under the Securities Act.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee complying with the requirements of Sections
                                                                        --------
10.04 and
-----

10.05, as they relate to the giving of an Opinion of Counsel, and delivered to
-----
the Trustee.

          "OTS" means the Office of Thrift Supervision or any successor thereto.
           ---

          "Participant" has the meaning provided in Section 2.15.
           -----------                              ------------

          "Paying Agent" has the meaning provided in Section 2.03, except that,
           ------------                              ------------
during the continuance of a Default or Event of Default and for the purposes of

Articles Three and Eight and Sections 4.9, the Paying Agent shall not be the
--------------     -----     ------------
Company or any Affiliate of the Company.

          "Permitted Investments" means (i) a marketable obligation, maturing
           ---------------------
within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by a national or state bank or trust Company having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America and (v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency; provided, that, notwithstanding anything to the contrary contained herein,
--------  ----
Permitted Investments shall not include any of the foregoing investments to the extent that any such investment, in the good faith business judgment of the Board of Directors of the Company, evidenced by a Board Resolution delivered to the Trustee, involves at the time of acquisition or thereafter a reasonable likelihood of a loss of principal.

          "Permitted Liens" shall mean the following Liens so long as such Liens
           ---------------
do not in the aggregate materially and adversely affect the conduct of the business of the Company or the Bank: (i) Liens securing taxes, assessments, fees or other governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons; (ii) Liens incurred or deposits made in the ordinary course of business (x) in connection with workmen's compensation, unemployment insurance, social security or other similar laws, or (y) to secure the performance of letters of credit issued by persons other than the Company or any Subsidiary, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations not incurred in connection with indebtedness for money borrowed;(iii) attachment, judgment and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings; (iv) easements, rights of way, restrictions, and other similar encumbrances affecting real or tangible personal property, which do not in the aggregate materially detract form the value of said property or materially impair its use in the operation of the business of the Company or the Bank; (v) Liens outstanding on the date hereof with respect to property then owned by the Company or the Bank; (vi) capitalized leases not otherwise prohibited by any provision of this Agreement; (vii) Liens on real or tangible personal property owned and used by the Company or the Bank in the ordinary course of its business and incurred to secure the payment of the cost of such property or any improvement thereof; (viii) Liens on tangible personal property acquired by the Company or the Bank in the ordinary course of its business and securing the purchase price of such property; (ix) Liens on property owned and used by any person in the ordinary course of its business existing prior to the time such person becomes a Subsidiary; (x) Liens on property owned and used by any Subsidiary in the ordinary course of its business existing prior to the time of acquisition of such property by such Subsidiary through purchase, merger, consolidation or otherwise, whether or not such Liens are assumed by such Subsidiary; (xi) any extensions or renewals of any of the foregoing Liens; (xii) pledges, assignments, or security devices entered into in connection with the financing and refinancing of customers' leases, mortgages, conditional sales contracts, accounts receivable, credit cards and other loans which arise in the ordinary course of the banking or trust business; (xiii) pledges of securities against deposits of municipalities or other governmental agencies created or incurred in the ordinary course of business in order to receive deposits from such entities; (xiv) Liens securing Excluded Indebtedness (other than revolving lines of credit pursuant to clause (xvi) of the definition thereof); and (xv) other Liens; provided that the aggregate indebtedness of the Company and the Bank secured thereby does not at any time exceed $1,000,000.

          "Permitted Payment" means, so long as no Default or Event of Default
           -----------------
is continuing,

          (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate of the Company, or any Junior Indebtedness of the Company which may be incurred pursuant to the covenant described in Section 4.16 (Limitations on Indebtedness)
                                      ------------
in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified

Capital Stock, to the extent so utilized, shall be excluded from clause (d)(iii) of the covenant described in Section 4.04 (Limitations on Restricted Payments);
                             ------- ----
and

          (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness of the Company which may be incurred pursuant to the covenant described in Section 4.16 (Limitations on
                                               ------------
Indebtedness) in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness to the Company (such a transaction, a "refinancing"); provided, that (i) any such new Indebtedness of the Company shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Junior Indebtedness so refinanced less any discount from the face amount of such Junior Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Junior Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of any Junior Indebtedness of the Company which may be incurred pursuant to the covenant described in Section 4.16 (Limitations on Indebtedness) refinanced or
                      ------------
the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) each stated maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Senior Notes then outstanding; and
(iii) any such new Indebtedness of the Company is made expressly subordinated to the Senior Notes to substantially the same extent as the Junior Indebtedness being refinanced or expressly subordinate to such refinanced Indebtedness.

          "Person" means any natural person, corporation, partnership, joint
           ------
venture, association, joint-stock Company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Notes" shall have the meaning provided in Section 2.01.
           --------------                                     ------------

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Senior Notes) means the
           ---------
principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Placement Legend" means the legend set forth on the Initial
           ------------------------
Notes in the form set forth on Exhibit A-1.
                               -----------

          "pro forma" means, unless otherwise provided herein, with respect to
           ---------
any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

          "Qualified Capital Stock" of any Person means any and all Capital
           -----------------------
Stock of such Person other than Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning
           -----------------------------      ---
specified in Rule 144A under the Securities Act.

          "Record Date" has the meaning provided in Section 2.05.
           -----------                              ------------

          "Redemption Date" means, with respect to any Senior Notes, the
           ---------------
Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Senior Notes.

          "Redemption Price" has the meaning provided in Section 3.03.
           ----------------                              ------------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Subsidiary of the Company of Indebtedness incurred in accordance with Section
                                                                      -------
4.16, in each case that does not (1) result in an increase in the aggregate
----
principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is
                  --------
Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Senior Notes, then such Refinancing Indebtedness shall be subordinate to the Senior Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrar" has the meaning provided in Section 2.03.
           ---------                              ------------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of April 1, 1998 between the Company and certain investors set forth therein.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Note" means a permanent global note in registered
           ------------------------
form representing the aggregate principal amount of Senior Notes sold in reliance on Regulation S under the Securities Act.

          "Regulatory Capital Requirements" means (i) the minimum amount of
           -------------------------------
capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Part 567 (and any amendment to either thereof) or any successor law or regulation, and (ii) such higher amount of capital as the Bank is required to maintain in order to meet any individual minimum capital standard applicable to it pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation.

          "Restricted Note" means a Note that constitutes a "Restricted
           ---------------
Security" within the meaning of Rule 144(a)(3) under the Securities Act;

provided, however, that the Trustee shall be entitled to request and
--------  -------
conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

          "Restricted Payment" means
           ------------------

          (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company, and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Wholly-Owned Subsidiary of the Company);

          (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary); or

          (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness, prior to the Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill
           ---
Companies.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Security Account Control Agreement" means the Securities Control
           ----------------------------------
Agreement to be entered into by the Company and a bank or trust company pursuant to Section 4.15 hereof, which shall be substantially in the form of the Securities Control Agreement attached as Exhibit F to this Indenture.

          "Senior Notes" means, collectively, Initial Notes and the Exchange
           ------------
Notes, treated as a single class of securities under this Indenture, except as set forth herein.

          "Stated Maturity" when used with respect to any Senior Note or any
           ---------------
installment of interest thereon means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable.

          "Subsidiary" means any corporation of which at least a majority of the
           ----------
outstanding stock having ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (SS) 77aaa-
           ---
77bbbb), as amended, as in effect on the date hereof, except as otherwise provided in Section 9.03.
            ------------

          "Total Capital"  shall mean, without duplication, the Bank's
           -------------
consolidated total equity capital surplus and retained earnings at the time of determination thereof plus net income or loss less the sum of cash dividends on stock, plus the net effect of the on-going retirement of capital stock plus loan loss reserves.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer or assistant officer of the Trustee
           -------------
assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

          "Unrestricted Notes" means one or more Senior Notes that do not and
           ------------------
are not required to bear the Private Placement Legend in the form set forth in

Exhibit A-1, including, without limitation, the Exchange Notes.
-----------

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" means Capital Stock of any class or classes, however
           ------------
designated, having ordinary voting power for the election of a majority of the board of directors, other than stock having such power only by reason of the occurrence of a contingency.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly-Owned Subsidiary" means a Subsidiary of which all of the
           -----------------------
outstanding Capital Stock (other than directors' qualifying shares) is at the time directly or indirectly owned by the Company, or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.
           ----------

          "indenture securities" means the Senior Notes.
           --------------------

          "indenture security holder" means a Holder or a Noteholder.
           -------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company or any other
           -------
obligor on the Senior Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) all references to Articles, Sections and Exhibits shall mean, unless they clearly indicate otherwise, the Article and Sections hereof and the Exhibits attached hereto, the terms of which Exhibits are hereby incorporated into this Indenture.


                                  ARTICLE TWO

                               THE SENIOR NOTES


SECTION 2.01.   Form and Dating.
                ---------------

          The Initial Notes and the Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibits A-1 and A-2 hereto, respectively. The Senior Notes may have notations,
--------------------
legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Senior Notes and any notation, legend or endorsement thereon. Each Senior Note shall be dated the date of issuance and shall show the date of its authentication.

          The terms and provisions contained in the Senior Notes annexed hereto as Exhibits A-1 and A-2, shall constitute, and are hereby expressly made, a part
   --------------------
of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Senior Notes offered and sold in reliance on Rule 144A and Senior Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Senior Notes offered and sold in reliance on Regulation S of the Securities Act shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A-1 in the case of the Initial Notes and Exhibit A-2
                  -----------                                      -----------
in the case of the Exchange Notes, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The
                                                            ---------
aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Senior Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated
            ------------
Notes in registered form in substantially the form set forth in Exhibits A-1 or
                                                                ---------------
A-2, as applicable (the "Physical Notes").
---                      --------------

SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.
               --------------------------------------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Notes for the Company by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Senior Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Senior Note, the Senior Note shall nevertheless be valid.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note.
The signature of such representative of the Trustee shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount of $60 million and (ii) Exchange Notes for issue only in a registered exchange offer, pursuant to the Registration Rights Agreement, for Initial Notes for a like principal amount of Initial Notes exchanged pursuant thereto, in each case, upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated and whether (subject to Section
                                                                       -------
2.01) the Senior Notes are to be issued as Physical Notes or Global Notes and
----
such other information as the Trustee may reasonably request. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $60 million, except as provided in Sections 2.07 and 2.08.
                               -------------     ----

          Notwithstanding the foregoing, all Senior Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Senior Notes may vote or consent) as one class and no series of Senior Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate

Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Senior Notes shall be issuable in fully registered form only, without coupons, in denominations of $100,000 and any integral multiple thereof.

SECTION 2.03.   Registrar and Paying Agent.
                --------------------------

          The Company shall maintain an office or agency which shall be located in the Borough of Manhattan in the City of New York, State of New York, where
(a) Senior Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Notes may be presented or surrendered for
               ---------
payment ("Paying Agent") and (c) notices and demands to or upon the Company in
          ------------
respect of the Senior Notes and this Indenture may be served. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent or Registrar without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other Agent may resign upon 30 days' notice to the Company.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.
               ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Senior Notes (whether such assets have been distributed to it by the Company or any other obligor on the Senior Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Senior Notes) in making any such payment. The Company, upon written request to a Paying Agent, at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Holder Lists.
               ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ' 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          Subject to Sections 2.15 and 2.16, when Senior Notes are presented to
                     -------------     ----
the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however,
                                                            --------  -------
that the Senior Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 5 of the Senior Notes and ending at the
            ------------
close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any
                             -------------
Senior Note being redeemed in part and (iii) during a Change of Control Offer if such Senior Note is tendered pursuant to such Change of Control Offer and not withdrawn.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Senior Note shall be required to be reflected in a book entry system.

          Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letter of Transmittal that they are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Physical Notes in an aggregate principal amount equal to the principal amount of the Restricted Physical Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Physical Notes so accepted Physical Notes in the appropriate principal amount.

SECTION 2.07.  Replacement Notes.
               -----------------

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that such Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note. Such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. Each of the Company and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel. Every replacement Senior Note shall constitute an additional obligation of the Company.

SECTION 2.08.  Outstanding Notes.
               -----------------

          Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Senior Note does not cease to be
                         ------------
outstanding because the Company or any of its Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.07 (other than a
                                                   ------------
mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding
          ---- ----
upon surrender of such Senior Note and replacement thereof pursuant to Section
                                                                       -------
2.07.
----

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Senior Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Senior Notes cease to be outstanding and interest on them ceases to accrue.

          If on any date which is no earlier than 60 days prior to a Redemption Date, the Company has irrevocably deposited in trust with the Trustee U.S. Legal Tender, U.S. Government Obligations or a combination thereof in an amount sufficient to pay all of the principal, premium, if any, and interest due on the Senior Notes payable on such Redemption Date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof on such Redemption Date pursuant to the terms of this Indenture, then and after the date of such deposit such Senior Notes shall be deemed to be not outstanding for purposes of determining whether the Holders of the required aggregate principal amount of Senior Notes have concurred in any direction, waiver, consent or notice which requires the consent of at least a majority in aggregate principal amount of Senior Notes then outstanding.

SECTION 2.09.  Treasury Notes.
               --------------

          In determining whether the Holders of the required aggregate principal amount of Senior Notes have concurred in any direction, waiver, consent or notice, Senior Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which a Trust Officer actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such Senior Notes so repurchased or otherwise acquired.

SECTION 2.10.   Temporary Notes.
                ---------------

          Until Physical Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate, definitive Senior Notes upon receipt of a written order of the Company pursuant to Section 2.02, upon surrender of Physical Notes
                                 ------------
at the office or agency of the Company in exchange for temporary Notes, without charge to the Holder.

SECTION 2.11.   Cancellation.
                ------------

          The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose and deliver evidence of disposal of all Senior Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that in no
                                                 --------  -------
event shall the Trustee be required to destroy any such Senior Notes. Subject to Section 2.07, the Company may not issue new Senior Notes to replace Senior
   ------------
Notes that the Company has paid or delivered to the Trustee for cancellation.
If the Company shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.
------------


SECTION 2.12.  Defaulted Interest.
               ------------------

          The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Senior Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Senior Notes. Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest
                                     ----
payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to
                                             ---------------
Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.  CUSIP Numbers.
               -------------

          The Company in issuing the Senior Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no
                                                    --------  -------
representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  Deposit of Moneys.
               -----------------

          Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Notes
               --------------------------------------

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.
---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall
                                 ------------
be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global
                                                    ------------
Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15
     ------------
shall, except as otherwise provided by Section 2.16, bear the Private Placement
                                       ------------
Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

SECTION 2.16.   Special Transfer Provisions.
                ---------------------------

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-
              ---------------------------------------------------------------
U.S. Persons.  The following additional provisions shall apply with respect to
------------
the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
     --------  -------
     Company has held any beneficial interest in such note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y)
     (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby
     ---------
     and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and certificates
                 ---------
     required thereby;

               (ii) if the proposed transferee is a Participant and the Senior Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the

     Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

               (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records (A) the date, (B) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Senior Notes to be transferred and (C) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Senior Notes to be transferred.

          (b) Transfers to QIBS.  The following provisions shall apply with
              -----------------
respect to the registration of any proposed transfer of a Restricted Security to a QIB:

               (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
     --------  -------
     Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) if the proposed transferee is a Participant and the Senior Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

               (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Senior Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Senior Notes to be transferred.

          (c) Restrictions on Transfer and Exchange of Global Notes.
              -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Senior Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Senior Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Senior Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Senior Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Senior Note has been sold pursuant to an effective registration statement under the Securities Act.

          (e) General.  By its acceptance of any Senior Note bearing the Private
              -------
Placement Legend, each Holder of such a Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Note only as provided in this Indenture.

          Each Holder of a Senior Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Senior Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Senior Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.
                                            ------------         ------------
The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.   Notices to Trustee.
                ------------------

          If the Company elects to redeem Senior Notes pursuant to paragraph 5 of the Senior Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Senior Notes to be redeemed. Such notice must be given at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. Except as otherwise provided pursuant to Section 4.19 hereof and paragraph 7 of the Senior Notes, the Senior Notes are not subject to early redemption or prepayment.

SECTION 3.02.  Selection of Senior Notes To Be Redeemed.
               ----------------------------------------

          If less than all of the Senior Notes are to be redeemed at any time, the Company shall notify the Trustee at least 60 days prior to the Redemption Date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Senior Notes to be redeemed and their Redemption Date. Selection of such Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Senior Notes are listed or, if such Senior Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that
                                                       --------  -------
no Senior Notes of a principal amount of $100,000 or less shall be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on the Senior Notes or portions thereof called for redemption; provided, further,
                                                        --------  -------
however, that if a partial redemption is made, selection of the Senior Notes or
-------
portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

SECTION 3.03.   Notice of Redemption.
                --------------------

          At least 45 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Senior Notes are to be redeemed at its registered address, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

                (1)  the Redemption Date;

                (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");
                                ----------------

                (3) the paragraph and subparagraph of the Senior Notes pursuant to which the Senior Notes are being redeemed;

                (4) the name and address of the Paying Agent;

                (5) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                (6) that, unless the Company defaults in making the redemption payment, interest, if any, on Senior Notes or portions thereof called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

                (7) that, if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon cancellation of such Senior Note, a new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder;

                (8) that, if less than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption; and

                (9) the CUSIP number, if any, relating to such Senior Notes.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of Senior Notes.

SECTION 3.04.   Effect of Notice of Redemption.
                ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03,
                                                                 ------------
Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Senior Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

SECTION 3.05.   Deposit of Redemption Price.
                ---------------------------

          On or before 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.
                                               -------------

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment.

SECTION 3.06.   Notes Redeemed in Part.
                ----------------------

          Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.   Payment of Notes.
                ----------------

          The Company shall pay the interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. An installment of principal of or interest on the Senior Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain the office or agency required under Section
                                                                         -------
2.03. The Company shall give prior notice to the Trustee of the location, and
----
any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.
         -------------

SECTION 4.03.  Corporate Existence.
               -------------------

          Subject to the provisions of Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries, and shall comply in all material respects with all statutes, rules, regulations and orders of and restrictions imposed by governmental and administrative authorities and agencies applicable to the Company and its Subsidiaries, a failure to comply with which would have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; provided, however, that the Company shall not be required to preserve any right or franchise of the Company or its Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business the Company or its Subsidiaries and the loss thereof is not disadvantageous in any material respect to the Noteholders.

SECTION 4.04.  Limitations on Restricted Payments.
               ----------------------------------

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

          (a) a Default or Event of Default shall have occurred and be continuing or would occur as a result thereof; or

          (b) the Company would fail to maintain sufficient Cash Equivalents to comply with the terms of the covenant set forth in Section 4.14 hereof; or

          (c) the Bank would fail to meet any of its capital requirements under 12 C.F.R. Part 565 (or any other successor provision) which are necessary to enable it to qualify as an "adequately capitalized" institution under such regulations; or

          (d) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) declared and made after the Issue Date would exceed the sum of:

               (i) 25% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the Issue Date occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus
                                          ----

               (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions from a holder of the Company's Capital Stock, plus
                                                                         ----

               (iii) without duplication of any amounts included in clause (ii) above, the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance or sale of Qualified Capital Stock after the Issue Date (except, in the case of clauses (ii) and (iii), to the extent such proceeds are used to purchase, redeem, defease, make sinking fund payments on or otherwise acquire or retire for value Junior Indebtedness as set forth in clause (a) of the definition of Permitted Payment herein), plus
                                                     ----

               (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date;

provided, however, that the foregoing provisions will not prevent (y) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions or
(z) any Permitted Payment.

SECTION 4.05.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries as a whole; provided, however, that there
                                         --------  -------
shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06.   Maintenance of Depository Institution Subsidiary and Minimum
                ------------------------------------------------------------
                Total Capital of Bank.
                ---------------------

          The Company shall, subject to the provisions of Article Five:

          (a) maintain at all times as a Wholly-Owned Subsidiary an entity that is a bank or thrift or substantially similar institution subject to regulation by federal or state authorities and do all things necessary to ensure that savings accounts of the Bank or such other institution are insured by the FDIC or any successor organization up to the maximum amount permitted by the Federal Deposit Insurance Act and regulations thereunder or any succeeding federal law hereinafter enacted; and

          (b) only for as long as any Indebtedness remains outstanding under the Loan Agreement, do or cause to be done all things necessary to cause the Bank to maintain Total Capital equal to or greater than $85,000,000.

SECTION 4.07.   Maintenance of Properties.
                -------------------------

          The Company shall:

          (a) cause all its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders;

          (b) take all appropriate steps to maintain the licenses and permits used in the conduct of the business of the Company and its subsidiaries; provided, however, that nothing in this subsection shall prevent the Company or a Subsidiary from selling, abandoning or otherwise disposing of any such license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders; and

          (c) and shall cause each Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with generally accepted accounting principles and, to the extent applicable, regulatory accounting principles.

SECTION 4.08.   Maintenance of Insurance.
                ------------------------

          The Company shall at all times maintain and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurers, insurance on all its properties in such amounts as management of the Company reasonably determines is appropriate under the circumstances.

SECTION 4.09.   Compliance Certificate; Notice of Default.
                -----------------------------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate, one of the signors of which shall be the principal executive officer, principal accounting officer or principal financial officer of the Company, stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The copy of the annual report on Form 10-K as filed with the SEC and delivered to the Trustee pursuant to Section 4.11 shall be accompanied by a
                                         ------------
written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles Four,
                                                                -------------
Five or Six insofar as they relate to accounting matters or, if any such
----    ---
violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Senior Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Senior Notes, the Company shall deliver to the Trustee as soon as practicable, and in any event within five days after the Company becomes aware of such event, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.10.   Compliance with Laws.
                --------------------

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.11.   Reports to Holders.
                ------------------

          The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the
                                                    ----------    -----
Exchange Act. Within 180 days after the Issue Date and at all times thereafter that any Senior Notes shall be outstanding, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the
                                                ----------    -----
Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Section 13 or 15(d) of the
                                                      ----------    -----
Exchange Act which it would have been required to file had it been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The
                              ----------    -----
Company will also comply with the other provisions of the TIA ' 314(a).
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Company agrees that, for so long as any Senior Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.12.   Waiver of Stay, Extension or Usury Laws.
                ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Senior Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.13.   Limitations on Transactions with Affiliates.
                -------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any transaction or series of related transactions (including without limitation, the purchase, sale, lease or exchange of assets, property, or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any other Subsidiary of the Company without any limitation under this covenant), unless:

               (i) such transactions or series of related transactions are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable arm's length dealing with a Person that is not such an Affiliate;

               (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $500,000 the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Board of Directors of the Company; and

               (iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, the Company delivers to the Trustee a written opinion of a nationally-recognized investment banking firm to the effect that the transaction or series of transactions are fair (from a financial point of view) to the Company or such Subsidiary.

          The limitations set forth in this paragraph shall not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of this Indenture, (ii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries either (A) in the ordinary course of business and consistent with the past practice of the Bank or such other Subsidiary or (B) which agreement, arrangement or plan was adopted by the Board of Directors of the Company, (iii) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C. ' 1468(b) and any rules and regulations of the OTS thereunder, (iv) any Restricted Payments permitted by the Indenture or, (v) any transaction or series of transactions in which the total amount involved does not exceed $250,000.

SECTION 4.14.   Liquidity Maintenance.
                ---------------------

          The Company shall, at all times when the Senior Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Cash Equivalents with a value equal to at least 100% of the required interest payments due on the Senior Notes on the next succeeding semi-annual

Interest Payment Date. Cash Equivalents of a Subsidiary may be included in such calculation only to the extent that such Cash Equivalents may at such time be distributed to the Company without restriction or notice to any Person. Such Cash Equivalents shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be used as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Cash Equivalents be used as reserves for any self-insurance maintained by the Company.

SECTION 4.15.   Interest Reserve Account.
                ------------------------

          (a) The Company agrees to: (i) maintain a segregated deposit account and segregated Permitted Investments (the account or accounts pursuant to which such deposit account and Permitted Investments are maintained are collectively referred to herein as "Interest Reserve Account") in a bank or trust Company,
                       ------------------------
which may be the Trustee, that (x) is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $50,000,000, (y) is not an Affiliate of the Company or any of its Subsidiaries and (z) is in compliance with its applicable minimum regulatory capital requirements, and (ii) fund the Interest Reserve Account as set forth in Section 4.15(b). Any funds or other assets in the Interest Reserve Account from time to time shall not be commingled with any other funds or assets of the Company or any of the Company's Subsidiaries or Affiliates, provided, however, that if on any Interest Payment Date the amount of funds and the Fair Market Value of any Permitted Investments in the Interest Reserve Account shall exceed the amount required to be maintained therein in accordance with Section 4.15(b), the Company shall be entitled to withdraw all or any portion of such excess in accordance with an Officer's Certificate delivered pursuant to Section 4.15(d) hereof.

          (b) The Company agrees to carry in the Interest Reserve Account an aggregate amount of cash and Fair Market Value of Permitted Investments (determined by the Company not less frequently than on each Interest Payment
Date) sufficient to pay at all times during the period commencing on the date of issuance of the Senior Notes, interest due on the Senior Notes on the next two succeeding Interest Payment Dates. The Company agrees to (i) make such deposits as are required by this
Section 4.15(b), (ii) maintain complete and correct books and records in reasonable detail with respect to the valuation of the Interest Reserve Account and (iii) use, to the extent necessary, funds and Permitted Investments in the Interest Reserve Account to pay principal, premium if any, and interest due from time to time on the Senior Notes or as otherwise required pursuant to the Security Agreement.

          (c) At all times when there are amounts in the Interest Reserve Account, the Company will maintain arrangements with respect to the creation, maintenance and perfection of a first priority security interest in favor of the Holders of the Senior Notes in the Interest Reserve Account, including, without limitation, the execution and delivery of the Custody and Security Agreement and the Securities Account Control Agreement.

          (d) Within 30 days after each Interest Payment Date, the Company will furnish to the Trustee an Officers' Certificate stating the amount of cash on deposit and the Fair Market Value of Permitted Investments in the Interest Reserve Account as of such Interest Payment Date (after taking into account any payments made therefrom on such Interest Payment Date or any withdrawals by the Company of any excess amount as permitted under Section 4.15(a)).

SECTION 4.16.   Limitations on Indebtedness.
                ---------------------------

          (a) Neither the Company nor any Subsidiary shall create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist any Indebtedness, except:

                (i) Indebtedness represented by the Senior Notes;

               (ii) Indebtedness incurred under the Loan Agreement in the amount and on such terms as are in effect on the Issue Date;

               (iii) Junior Indebtedness with a stated maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) which is after the final Stated Maturity of the Senior Notes;

               (iv) Indebtedness the proceeds of which are immediately applied to redeem or repurchase Senior Notes and provided that if such Indebtedness is used to redeem or repurchase only a portion of the Senior Notes, such Indebtedness has a stated maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) which is after the final Stated Maturity of the Senior Notes;

                (v) Indebtedness specified in paragraph (b) of the definition of "Permitted Payment;" and

                (vi)  Excluded Indebtedness.

          (b) Notwithstanding the provisions of Section 4.16(a), the Company shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Indebtedness (including any Indebtedness assumed in connection with the acquisition of assets from another Person or as a result of the merger of any Person with or into the Company) unless, at the time of such event, the principal amount of total Indebtedness of the Company and its Subsidiaries would not exceed 100% of the Company's Consolidated Net Worth, provided that for purposes of this requirement, Indebtedness (i) shall not include Excluded Indebtedness and (ii) shall be net of the Interest Reserve Account specified in Section 4.15(a).

SECTION 4.17.   Limitations on Dividends and Other Payment Restrictions
                -------------------------------------------------------
                Affecting Subsidiaries.
                ----------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

          (a) pay any dividends or make any other distribution on its Capital Stock;

          (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

          (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

          other than, in the case of (a), (b) and (c),

                    (1) restrictions imposed by applicable laws and regulations;

                    (2) restrictions existing under agreements in effect on the date of this Indenture;

                    (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

                    (4) restrictions on the transfer of assets which are subject to Liens;

                    (5) restrictions existing under agreements evidencing Indebtedness which is incurred after the date of this Indenture in accordance with Section 4.16 hereof, provided that the terms and conditions of any such restrictions are no more restrictive than those contained in this Indenture; and

                    (6) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (2), (3) and (5); provided that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced or replaced.

SECTION 4.18.   Restrictions on Issuance and Sale or Disposition of Capital
                -----------------------------------------------------------
                Stock of Subsidiaries.
                ---------------------

          Except as otherwise provided in Article V hereof, the Company shall not, and shall not permit any Subsidiary to, issue or sell, pledge, convey or otherwise transfer any shares of the Capital Stock of the Bank or any other Subsidiary (including Capital Stock of any successor or surviving entity hereto)(other than (i) to the Company or a Wholly-Owned Subsidiary, (ii) with respect to any Subsidiary which is a bank, directors' qualifying shares, (iii) as expressly required under Section 4.1(k) of the Loan Agreement as in effect on the Issue Date, and (iv) solely with respect to the Company, as permitted pursuant to duly approved stock option plans employment agreements). In the event that the amount of Capital Stock of the Bank pledged to secure the Company's obligations under the Credit Agreement exceeds the amount required under Section 4.1(k) thereof, as in effect on the Issue Date, the Company shall promptly obtain the release and return of such excess stock.

SECTION 4.19.   Change of Control.
                -----------------

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Senior Notes in cash pursuant to the offer described below (the "Change of
                                                                 ---------
Control Offer"), at a purchase price equal to 101% of the principal amount
-------------
thereof plus accrued and unpaid interest, if any, to the date of purchase.


          (b) Within 30 days following the date on which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class
             ----------------------
mail, postage prepaid, a notice to each Holder of Senior Notes at their last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Change of Control Offer. Such notice shall state:

                    (1) that the Change of Control Offer is being made pursuant to Section 4.19 of the Indenture and that all Senior Notes validly
             ------------
          tendered and not withdrawn will be accepted for payment;

                    (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control
                                                              -----------------
          Payment Date"), provided, however, with respect to a Change of Control
          ------------    --------  -------
          occurring solely by operation of clause (iii) of the definition of "Change of Control" and the reference to clause (ii) of such definition therein, in no event shall the Change of Control Payment Date occur until the time and date on which the Company shall consummate the transaction referred to in such clause (ii);

                    (3) that any Senior Note not tendered will continue to accrue interest;

                    (4) that, unless the Company defaults in making payment therefor, any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (5) that Holders electing to have a Senior Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent and Registrar for the Senior Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                    (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Notes purchased;

                    (7) that Holders whose Senior Notes are purchased only in part will be issued new Senior Notes in a principal amount equal to the unpurchased portion of the Senior Notes surrendered; provided,
                                                                   --------
          however, that each Senior Note purchased and each new Senior Note
          -------
          issued shall be in a principal amount of $100,000 or integral multiples thereof; and

                    (8) the circumstances and relevant facts regarding such Change of Control.

          (c) On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Senior Notes or portions thereof (in integral multiples of $100,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender
                                                 ------------
sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Senior Notes to be purchased and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Senior Notes equal in principal amount to any unpurchased portion of the Senior Notes surrendered. Upon the payment of the purchase price for the Senior Notes accepted for purchase, the Trustee shall return the Senior Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Senior Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this
Section 4.19, the Trustee shall act as the Paying Agent.
------------

          (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of the Senior Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

          (e) Except as required by applicable law or regulations, the Company shall not enter into any agreement which conflicts with, would be breached by, or requires the Company to obtain consent of another Person for the Company's performance of its obligations under this Section.

SECTION 4.20.   Prohibition on Incurrence of Senior Subordinated Debt.
                -----------------------------------------------------

          Without prejudice to the provisions of Section 4.16, the Company shall not incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Senior Notes and subordinate in right of payment to any other Indebtedness of the Company.

SECTION 4.21.   Limitation on Preferred Stock of Subsidiaries.
                ---------------------------------------------

          The Company shall not permit any of its Subsidiaries to, issue any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

SECTION 4.22.   Limitations on Liens and Guarantees.
                -----------------------------------

          (a) Except (i) for any Liens securing Indebtedness under the Loan Agreement pursuant to the terms of such Loan Agreement as in effect on the Issue Date, (ii) Permitted Liens and (iii) as provided by Section 7.07 of this Indenture, neither the Company nor the Bank shall create, assume, incur or suffer to exist any Lien upon (i) the Capital Stock of the Bank or (ii) any of the Company's property or assets (other than the Capital Stock of the Bank) now owned, or acquired after the date of this Indenture, or any income or profits from any such property or assets, as security for Indebtedness which may be incurred by the Company pursuant to Section 4.16 and having a contractual time to maturity greater than one year (other than the Senior Notes) without, in the case of either (i) or (ii), effectively providing that the Senior Notes will be equally and ratably secured with (or prior to) such Indebtedness; provided that if such Indebtedness is Junior Indebtedness, any such security interest with respect to such Junior Indebtedness shall be subordinated to the security interest with respect to the Senior Notes to the same extent as such Junior Indebtedness is subordinated to the Senior Notes.

          (b) Except, (i) for any Liens securing Indebtedness under the Loan Agreement pursuant to the terms of such Loan Agreement as in effect on the Issue Date, (ii) Permitted Liens and (iii) as provided by Section 7.07 of this Indenture, the Company shall not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien to secure, any Indebtedness which may be incurred by the Company or any Subsidiary pursuant to Section 4.16 (other than the Senior Notes) unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of, or pledge of assets to secure, the Senior Notes by such Subsidiary on terms at least as favorable to the Holders as such guarantee or security interest in such assets is to the holders of such Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Senior Notes to the same extent as such Junior Indebtedness is subordinated to the Senior Notes and (ii) such Subsidiary waives, and agrees that it will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

SECTION 4.23.   Maintenance of Business
                -----------------------

          The Company shall continue to engage primarily in the business of (i) acting as a holding company and holding one hundred percent of the Capital Stock of the Bank and (ii) acting as a holding company and holding one hundred percent of the Capital Stock of one or more other Subsidiaries engaged in activities permissible for subsidiaries of a savings and loan holding company under the Home Owners' Loan Act (or any successor provision). The Company shall not permit the Bank to sell all or substantially all of the Bank's deposits, branches or loan portfolio (other than in connection with the Bank's ordinary securitization activities) and shall cause the Bank to continue to engage in the business of banking.

SECTION 4.24.   Registration Rights
                -------------------

          The Company shall comply with its obligations to afford registration rights to the Senior Notes as set forth in a letter agreement dated on or prior to the Issue Date.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets.
                ----------------------------------------

          (a) The Company shall not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

               (i) either (1) the Company shall be the surviving or continuing entity or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x)
                                                     ----------------
     shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all the Senior Notes and the performance of every covenant of the Senior Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, as the case may be;

               (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

               (iii) immediately after giving effect to the transaction or series of transactions, the Company or the surviving entity, as applicable, and their respective banking and thrift subsidiaries, as applicable, shall be in compliance with all applicable regulatory capital requirements;

               (iv) immediately after giving effect to the transaction or series of transactions, the Company or the surviving entity, as applicable, could incur at least $1.00 of additional Indebtedness without violating Section 4.16(b) hereof; and

               (v) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of this Section 5.01 and the definition of "Change of
                                   ------------
Control" under this Indenture, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or one or more Wholly-Owned Subsidiaries.

          SECTION 5.02.  Successor Corporation Substituted
                         ---------------------------------

          Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section
                                                                     -------
5.01 in which the Company is not the continuing entity, the successor Person
----
formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Senior Notes with the same effect as if such successor Person had been named as the Company herein. When a successor entity assumes all of the obligations of the Company hereunder and under the Senior Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default.
                -----------------

          Each of the following shall be an "Event of Default":
                                             ----------------

                    (1) the failure to pay interest on the Senior Notes when the same becomes due and payable and such Default continues for a period of 15 days;

                    (2) the failure to pay principal of, or premium, if any, on any Senior Note, when such principal, or premium, if any, becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Senior Notes tendered pursuant to a Change of Control Offer);

                    (3) a default in the performance, or breach, of the provisions of Section 5.01;

                    (4) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which Default continues for a period of 30 days after the Company receives written notice thereof specifying the default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Notes;

                    (5) the failure to pay at the final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company or the acceleration of the final stated maturity of any such Indebtedness, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, is equal to or greater than 5% of the Company's Consolidated Net Worth at any time and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

                    (6) one or more judgments, decrees or orders has been rendered against the Company or any Subsidiary for the payment of an amount of money which individually or in the aggregate, is equal to or greater than 5% of the Company's Consolidated Net Worth and such judgment or judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                    (7) the Company or any Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
          (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

                    (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary, (B) appoint a custodian of the Company or any Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                    (9) failure by the Bank to comply with its Regulatory Capital Requirements; provided, that an Event of Default under this paragraph (9) shall not be deemed to have occurred (a) during the 45 day period following the Bank's failure to comply with Regulatory Capital Requirements, if within such 45 day period, the Bank files a capital plan with the OTS, (b) during the 60 day period following the initial submission of a capital plan to the OTS by the Bank (or, if the OTS notifies such Bank in writing that it needs a longer period of time to determine whether to approve such capital plan, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Bank of its determination not to approve such capital plan, or (c) during the period that the Bank is operating in material compliance with a capital plan approved by the OTS; provided, further, that if the Bank meets the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Part 567 (and any amendment to either thereof) or any successor law or regulation, then notwithstanding the Bank's failure to meet an individual minimum capital requirement pursuant to 12 U.S.C. Section 1464(s) and 12.C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this paragraph (9) unless written notice thereof shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the outstanding Senior Notes; or

                    (10) the termination of the Acquisition Agreement prior to the consummation of transactions contemplated thereby.

SECTION 6.02.   Acceleration.
                ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) shall occur and be
   ---------------    ---
continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Senior Notes may, declare the principal of all the Senior Notes, together with all accrued and unpaid interest, to be due and payable by notice in writing to the Company and, in the case of an acceleration notice from the Holders of at least 25% in principal amount of the outstanding Senior Notes, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately
                    -------------------
due and payable.  If an Event of Default specified in Section 6.01(6) or (7)
                                                      ---------------    ---
with respect to the Company occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Senior Notes will ipso facto become and be immediately due and
                              ---- -----
payable without any declaration or other act on the part of the Trustee or any Holder.

          (b) At any time after a declaration of acceleration with respect to the Senior Notes as described in clause (a) above, the Holders of a majority in principal amount of the Senior Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Senior Notes that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Senior Notes) on overdue installments of interest and overdue payments of principal, which has become due other than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(6) and (7), the Trustee has received an Officers'
             ----------------     ---
Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.   Other Remedies.
                --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.   Waiver of Past Defaults.
                -----------------------

          Subject to Sections 6.07 and 9.02, the Holders of a majority in
                     -------------     ----
principal amount of the Senior Notes by notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Senior Note as specified in clauses (1) and (2) of Section 6.01.
                       ------------

SECTION 6.05.   Control by Majority.
                -------------------

          Subject to Section 9.02, the Holders of a majority in aggregate
                     ------------
principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01,
                                         ------------             ------------
however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any
                               --------  -------
other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06.   Limitation on Suits.
                -------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Senior Notes unless:

                    (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                    (2) Holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

                    (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

                    (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

                    (5) during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.   Rights of Holders To Receive Payment.
                ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   Collection Suit by Trustee.
                --------------------------

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may
                        ------------
recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Senior Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Senior Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   Trustee May File Proofs of Claim.
                --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Senior Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
                                                                ------------
The Company's payment obligations under this Section 6.09 shall be secured in
                                             ------------
accordance with the provisions of Section 7.07. Nothing herein contained shall
                                  ------------
be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   Priorities.
                ----------

          If the Trustee collects any money pursuant to this Article Six, it
                                                             -----------
shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;
     -------------     ----

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligor on the Senior Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
                                                             ------------

SECTION 6.11.   Undertaking for Costs.
                ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by
                ------------
a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than
                     ------------
10% in aggregate principal amount of the outstanding Senior Notes.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.   Duties of Trustee.
                -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

                    (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph
          (b) of this Section 7.01.
                      ------------

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.
                                               ------------  ----    ----

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.
                                                               ------------

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.   Rights of Trustee.
                -----------------

          Subject to Section 7.01:
                     ------------

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be
                       --------------     -----
liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution (including any Board Resolution), certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Senior Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Senior Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

          (j) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Senior Notes and this Indenture.

SECTION 7.03.   Individual Rights of Trustee.
                ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company, any Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
                             -------------     ----

SECTION 7.04.   Trustee's Disclaimer.
                --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, and it shall not be accountable for the Company's use of the proceeds from the Senior Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Senior Notes other than the Trustee's certificate of authentication.

SECTION 7.05.   Notice of Default.
                -----------------

          If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Senior Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as
            ------------
the Trustee's Board of Directors, and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Sections 6.01(1) or 6.01(2);
                                                    ----------------    -------
or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06.   Reports by Trustee to Holders.
                -----------------------------

          Within 60 days after April 15 of each year beginning with April 15, 1999, the Trustee shall, to the extent that any of the events described in TIA
(S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
(S) 313(a). The Trustee also shall comply with TIA (SS) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Senior Notes are listed.

          The Company shall promptly notify the Trustee if the Senior Notes become listed on any stock exchange, and of any delisting thereof, and if the Senior Notes are so listed, the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07.   Compensation and Indemnity.
                --------------------------

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be from time to time agreed upon in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the
                                              --------  -------
Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee; provided, further, that the Company shall not be liable to pay the
             --------  -------
fees and expenses of more than one local counsel in any one jurisdiction. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the
                                                              ------------
Trustee shall have a lien prior to the Senior Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Senior Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the
                     ---------------    ---
compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the termination of
                                 ------------
this Indenture.

SECTION 7.08.   Replacement of Trustee.
                ----------------------

          The Trustee may resign by so notifying the Company in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;
                                               ------------

          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation
                                                   ------------
or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may
                                              ------------
petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section
                                                                      -------
7.08, the Company's obligations under Section 7.07 shall continue for the
----                                  ------------
benefit of the retiring Trustee.

SECTION 7.09.   Successor Trustee by Merger, Etc.
                --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that
                                                        --------  -------
such corporation shall be otherwise qualified and eligible under this Article
                                                                      -------
Seven.
-----

SECTION 7.10.   Eligibility; Disqualification.
                -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (SS) 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding Company system, the related bank holding Company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding Company system, the Trustee, independently of such bank holding Company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of
        --------  -------
TIA (S) 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Senior Notes.

SECTION 7.11.   Preferential Collection of Claims Against the Company.
                -----------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company and any other obligor of the Senior Notes.

SECTION 7.12.   Trustee's Application for Instructions from the Company.
                -------------------------------------------------------

          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01.   Termination of the Company's Obligations.
                ----------------------------------------

          This Indenture shall be Discharged and will cease to be of further effect and the obligations of the Company under the Senior Notes and this Indenture shall terminate (except that the obligations under Sections 2.03
                                                             -------------
through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties
        ----  ----  ----  ----     ----
and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when (a) either (i) all Senior Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior

Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may
                                   --------  -------
rely, as to matters of fact, on a certificate or certificates of officers of the Company.

          In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the outstanding Senior Notes ("Legal Defeasance") after the applicable conditions
                           ----------------
set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01)
      -------------  ----  ----  ----  ----  ----  ----          ------------
or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.04 through 4.09, inclusive
                                          -------------         ----
(subject, in the case of Section 4.09 to any requirement of the Trust Indenture
                         ------------
Act) 4.13, 4.16 through 4.19, inclusive, 4.22, 4.23 and Section 5.01 and
     ----  ----         ----             ----  ----     ------------
thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes ("Covenant
                                                               --------
Defeasance") after the applicable conditions set forth below have been
----------
satisfied:

                    (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the benefit of the Holders cash in U.S. Legal Tender, non-callable U.S. Government Obligations or a combination thereof that, together with the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all the principal of, premium, if any, and interest on the Senior Notes on the dates such payments are due in accordance with the terms of such Senior Notes, as well as the Trustee's fees and expenses; provided, however, that no deposits made
                                       --------  -------
          pursuant to this Section 8.01(1) shall cause the Trustee to have a
                                   -------
          conflicting interest as defined in and for purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no
          --------  -------
          such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment Company" under the Investment Company Act of 1940;

                    (2) No Event of Default or Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit after giving effect to such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight) or insofar as Events of Default
                                 -------------
          pursuant to Section 6.01(6) or (7) are concerned, at any time in the
                      ---------------    ---
          period ending on the 91st day after the date of deposit;

                    (3) The Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that (A) either (i) the Company has assigned all its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust funds and (B) assuming no intervening bankruptcy of the Company between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no Holder is an insider of the Company, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the
                                                            -----------
          Federal Bankruptcy Code;

                    (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07;
                                                             ------------

                    (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or material agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

                    (6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                    (7) In the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (8) In the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                    (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

          Notwithstanding the foregoing, the Opinion of Counsel required by subparagraph 7 above need not be delivered if all Senior Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02.   Acknowledgment of Discharge by Trustee.
                --------------------------------------

          Subject to Section 8.05, after (i) the conditions of Section 8.01,
                     ------------                              ------------
have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03.   Application of Trust Money; Miscellaneous.
                -----------------------------------------

          The Trustee shall hold in trust Funds deposited with it pursuant to
Section 8.01.  It shall apply the Funds through the Paying Agent and in
------------
accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Senior Notes.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Senior Notes.

SECTION 8.04.   Repayment to the Company.
                ------------------------

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any Funds held by them for the payment of all the principal of, or premium, if any, and interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of
--------  -------
the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

SECTION 8.05.   Reinstatement.
                -------------

          If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to
------------
apply all such Funds in accordance with Section 8.01; provided, however, that if
                                        ------------  --------  -------
the Company has made any payment of principal, or premium, if any, and interest on any Senior Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from Funds held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.   Without Consent of Holders.
                --------------------------

          The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Senior Notes without the consent of any Holders:

                    (1) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

                    (2) to comply with Article Five;
                                       ------------

                    (3) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

                    (4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                    (5) to make any other change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the rights of any Noteholders hereunder; or

                    (6) to provide for the issuance of the Exchange Notes, which will be treated together with any outstanding Initial Notes as a single issue of Senior Notes;

provided, however, that the Company has delivered to the Trustee an Opinion of
--------  -------
Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
                                                ------------

SECTION 9.02.   With Consent of Holders.
                -----------------------

          Subject to Section 6.07, the Company, when authorized by a Board
                     ------------
Resolution and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the then outstanding Senior Notes may make all other modifications, waivers and amendments of this Indenture or the Senior Notes, except that, without the consent of each Holder of Senior Notes affected thereby, no amendment or waiver may, directly or indirectly:

                    (1) reduce the percentage in principal amount of Senior Notes whose Holders must consent to an amendment or waiver under the Indenture;

                    (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Notes;

                    (3) reduce the principal of or change or have the effect of changing the stated maturity of any Senior Notes, or change the date on which any Senior Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

                    (4) make any Senior Notes payable in money other than that stated in the Senior Notes and this Indenture;

                    (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal and interest on such Senior Note on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of the Senior Notes to waive Defaults or Events of Default except to increase the percentage in principal amount of outstanding Senior Notes required for such action;

                    (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

                    (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Senior Notes in a manner which adversely affects the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment,
------------
supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02
                                                              ------------
becomes effective (as provided in Section 9.04), the Company shall mail to the
                                  ------------
Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.   Compliance with TIA.
                -------------------

          Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA as then in effect.

SECTION 9.04.   Revocation and Effect of Consents.
                ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his

Senior Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

          The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver
               ------------
shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as a consenting Holder's Senior Note; provided, however, that any
                                                    --------  -------
such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.   Notation on or Exchange of Notes.
                --------------------------------

          If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   Trustee to Sign Amendments, Etc.
                -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine;
                                                           ------------
provided, however, that the Trustee may, but shall not be obligated to, execute
--------  -------
any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                  ARTICLE TEN

                                 MISCELLANEOUS

SECTION 10.01.  TIA Controls.
                ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 10.02.  Notices.
                -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

          c/o:  Superior Federal Bank
          5000 Rogers Avenue
          Fort Smith, Arkansas  72903

          Attention: C. Stanley Bailey, Chairman and Chief Executive Officer

          copy to:

          Miller, Hamilton, Snider & Odom L.L.C.
          254 State Street
          Mobile, AL  36601
          Attention: Willard H. Henson, Esq.

          if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York  10286

          Attention: Corporate Trust
                     Trustee Administration

          The Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 10.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers'

Certificate required by Section 4.09, shall include:
                        ------------

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.07.  Legal Holidays.
                --------------

          A "Legal Holiday" used with respect to a particular place of payment
             -------------
is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such other place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08.  GOVERNING LAW.
                -------------

          THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SENIOR NOTES.

SECTION 10.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.  No Recourse Against Others.
                --------------------------

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

SECTION 10.11.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12.  Duplicate Originals.
                -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 10.13.  Severability.
                ------------

          In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 10.14.  Independence of Covenants.
                -------------------------

          All covenants and agreements in this Indenture and the Senior Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                 [Remainder of Page Intentionally Left Blank]

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       SUPERIOR FINANCIAL CORP.



                                       By: /s/ C. Stanley Bailey
                                           ------------------------------------
                                       Name:  C. Stanley Bailey
                                       Title: Chairman of the Board
                                              of Directors and
                                              Chief Executive Officer


                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By: /s/ Robert A. Massimillo
                                           -------------------------------------
                                       Name: Robert A. Massimillo
                                       Title: Assistant Vice President

                                                                     EXHIBIT A-1
                                                                     -----------

                             [FORM OF INITIAL NOTE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, OFFERED, PLEDGED, SOLD OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH

TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                           SUPERIOR FINANCIAL CORP.

                    8.65% Senior Subordinated Note due 2003

CUSIP NO.                                                        $

No.

          SUPERIOR FINANCIAL CORP., a Delaware corporation (the "Company"), for value received, promises to pay to ________________ or registered assigns, the principal sum of ______ _____ Dollars, on April 1, 2003.

          Interest Payment Dates: April 15 and October 15

          Record Dates: April 1 and October 1

          Reference is made to the further provisions of this Senior Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

                              SUPERIOR FINANCIAL CORP.


                               By: __________________________________________
                               Name:   C. Stanley Bailey
                               Title:  Chairman of the Board of Directors and
                                       Chief Executive Officer


                               By: __________________________________________
                               Name:  Marvin Scott
                               Title:



Trustee's Certificate of Authentication

          This is one of the 8.65% Senior Notes due 2003 referred to in the within-mentioned Indenture.

Dated:
                               THE BANK OF NEW YORK,
                                 as Trustee


                               By: ____________________
                                  Authorized Signatory

                               (REVERSE OF NOTE)

                          8.65% Senior Note due 2003


          (1)  Interest.  SUPERIOR FINANCIAL CORP., a Delaware Corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above. Interest on the Senior Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 1, 1998. The Company will pay interest semi-annually in arrears on each April 15 and October 15 each, an "Interest Payment Date") and at
                                                  ---------------------
stated maturity, commencing on October 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Senior Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          (2) Method of Payment.  The Company shall pay interest on the Senior
              -----------------
Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Senior Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S.
                                                                          ----
Legal Tender").  However, the Company may pay principal, premium and interest by
------------
its check payable in such U.S. Legal Tender but if requested in writing by a Holder shall make payment by means of a wire transfer of same-day funds to such account in the United States as may be designated by such Holder from time to time. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          (3) Paying Agent and Register.  Initially, The Bank of New York (the
              -------------------------
"Trustee") will act as Paying Agent and Registrar.  The Company may change any
--------
Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          (4) Indenture.  The Company issued the Senior Notes under an
              ---------
Indenture, dated as of April 1, 1998 (the "Indenture"), between the Company and
                                           ---------
the Trustee. This Note is one of a duly authorized issue of Senior Notes of the Company designated as its 8.65% Senior Notes due 2003 (the "Senior Notes"),
                                                            ------------
limited (except as otherwise provided in the Indenture) in aggregate principal amount to $60,000,000, which may be issued under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in this Indenture unless otherwise defined herein. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (SS) 77aaa-77bbbb) (the "TIA"), as in
                                                                ---
effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and the TIA for a statement of them. The Senior Notes are senior unsecured obligations of the Company.

          (5) Optional Redemption.  Upon the occurrence of a Change of Control,
              -------------------
the Senior Notes not tendered in accordance with the provisions set forth under Paragraph (7) hereof and in accordance with the Indenture shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 45 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Senior Notes (the "Redemption Price"). If notice has been given as provided in Section 3.01 of the Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the Redemption Date, such Senior Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Senior Notes will be to receive payment of the Redemption Price.

     If less than all the Senior Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 60 days prior to the Redemption Date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the minimum authorized denomination for the Senior Notes or in any integral multiple thereof.

     As used herein:

                "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Senior Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed or paid.

                "Reinvestment Rate" means .50% (fifty one hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Senior Notes, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                "Statistical Release" means the statistical release which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if the statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          (6) Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 45 days but not more than 60 days before the Redemption Date to each Holder whose Senior Notes are to be redeemed at such Holder's registered address. Senior Notes in denominations larger than $100,000 may be redeemed in part.

          (7) Change of Control Offer.  In the event of a Change of Control,
              -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Senior Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Senior Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Senior Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          (8) Denominations; Transfer; Exchange.  The Senior Notes are in fully
              ---------------------------------
registered form only, without coupons, in denominations of $100,000 and integral multiples of $100,000. A Holder shall register the transfer or exchange of Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Senior Notes during a period beginning 15 days before the mailing of a redemption notice for any Senior Notes or portions thereof selected for redemption.

          (9) Persons Deemed Owners.  The registered Holder of a Note shall be
              ---------------------
treated as the owner of it for all purposes.

          (10) Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company, upon the Company's written request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (11) Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government obligations sufficient to pay the principal of, premium and interest on the Senior Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Senior Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Senior Notes).

          (12) Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Senior Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Senior Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, or comply with Article Five of the Indenture, make any other change that does not adversely affect in any material respect the rights of any Holder of a Note or provide for the issuance of the Exchange Notes.

          (13) Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          (14) Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor will be released from those obligations.

          (15) Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Senior Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Senior Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Senior Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          (16) Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          (17) No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

          (18) Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          (19) Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          (20) Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (21) CUSIP Numbers. Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders of the Senior Notes. No representation is made as to the accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identification numbers printed hereon.

          (22) Registration Rights. Pursuant to the Registration Rights
               -------------------
Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for a 8.65% Senior Note due 2003, Series B, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like
------------------
principal amount and having terms identical in all material respects as the Series A Notes.

          (23) Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the

Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: SUPERIOR FINANCIAL CORP. c/o Superior Federal Bank, 5000 Rogers Avenue, Fort Smith, Arkansas 72903, Attention: C. Stanley Bailey, Chairman of the Board of Directors and Chief Executive Officer.

                               [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

______________________________________

_____________________________________________________________________________
                      (please print or type name and address)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

_____________________________________________________________________________
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:_________________        ________________________________________
                               NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee:_____________________________

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 1, 2000 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                               [Check One]
                                ---------

(1)  _____      to the Company or a subsidiary thereof; or

(2)  _____      pursuant to and in compliance with Rule 144A under the
                Securities Act; or

(3)  _____      to an institutional "accredited investor" (as defined in Rule
                501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  _____      outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  _____      pursuant to the exemption from registration provided by
                Rule 144 under the Securities Act; or

(6)  _____      pursuant to an effective registration statement under the
                Securities Act; or

(7)  _____      pursuant to another available exemption from the registration statement requirements of the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

          [ ]   The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Senior Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if
                                                     --------  -------
item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Senior Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4), and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have
                                     ------------
been satisfied.

Dated:____________        Signed: ______________________________________________
                                 (Sign exactly as name appears on the other side of this Note)


Signature Guarantee: ___________________________________________________________


TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_________      ______________________________
                     NOTICE:  To be executed by an
                              executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company
pursuant to Section 4.19 of the Indenture, check here:  [   ]
            ------------

          If you want to elect to have only part of this Note purchased by the
Company pursuant to Section 4.19,   state the amount: $____________
                    ------------


Date:________________     Your Signature:________________
                                         (Sign exactly as
                                          your name appears on
                                          the other
                                          side of this Note)


Signature Guarantee:____________________________________

                     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                            EXHIBIT A-2
                                                            -----------

                             FORM OF EXCHANGE NOTE

                           SUPERIOR FINANCIAL CORP.

                          8.65% Senior Note due 2003

CUSIP NO.                                                    $

No.
          SUPERIOR FINANCIAL CORP., a Delaware corporation (the "Company"), for value received, promises to pay to ___________________ or registered assigns, theprincipal sum of _______________________ Dollars, on April 1, 2003.

          Interest Payment Dates: April 15 and October 15

          Record Dates: April 1 and October 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:                                            SUPERIOR FINANCIAL CORP.


                                                  By:______________________
                                                     Name:_________________
                                                     Title:________________



                                                  By:______________________
                                                     Name:_________________
                                                     Title:________________


Trustee's Certificate of Authentication

          This is one of the 8.65% Senior Notes due 2003 referred to in the within-mentioned Indenture.

Dated:
                               THE BANK OF NEW YORK,
                                 as Trustee


                               By:______________________
                                  Authorized Signatory

                               (REVERSE OF NOTE)

                          8.65% Senior Note due 2003


          (1) Interest.  SUPERIOR FINANCIAL CORP., a Delaware Corporation (the
              --------
"Company"), promises to pay interest on the principal amount of this Note at the
--------
rate per annum shown above. Interest on the Senior Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 1, 1998. The Company will pay interest semi-annually in arrears on each April 15 and October 15 (each, an "Interest Payment Date") and
                                                   ---------------------
at stated maturity, commencing on October 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Senior Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          (2) Method of Payment.  The Company shall pay interest on the Senior
              -----------------
Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Senior Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S.
                                                                          ----
Legal Tender").  However, the Company may pay principal, premium and interest by
------------
its check payable in such U.S. Legal Tender but if requested in writing by a Holder shall make payment by means of a wire transfer of same-day funds to such account in the United States as may be designated by such Holder from time to time. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          (3) Paying Agent and Register.  Initially, The Bank of New York (the
              -------------------------
"Trustee") will act as Paying Agent and Registrar.  The Company may change any
--------
Paying Agent,

Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          (4) Indenture.  The Company issued the Senior Notes under an
              ---------
Indenture, dated as of April 2, 1998 (the "Indenture"), between the Company and
                                           ---------
the Trustee. This Note is one of a duly authorized issue of Senior Notes of the Company designated as its __% Senior Notes due 2003 (the "Senior Notes"),
                                                          ------------
limited (except as otherwise provided in the Indenture) in aggregate principal amount to $60,000,000, which may be issued under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in this Indenture unless otherwise defined herein. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (SS) 77aaa-77bbbb) (the "TIA"), as in
                                                                ---
effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and the TIA for a statement of them. The Senior Notes are senior unsecured obligations of the Company.

          (5) Optional Redemption.  Upon the occurrence of a Change of Control,
              -------------------
the Senior Notes not tendered in accordance with the provisions set forth under Paragraph (7) hereof and in accordance with the Indenture shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 45 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Senior Notes (the "Redemption Price"). If notice has been given as provided in Section 3.01 of the Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the Redemption Date, such Senior Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Senior Notes will be to receive payment of the Redemption Price.

     If less than all the Senior Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 60 days prior to the Redemption Date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the minimum authorized denomination for the Senior Notes or in any integral multiple thereof.

     As used herein:

                "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Senior Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed or paid.

                "Reinvestment Rate" means .50% (fifty one hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Senior Notes, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                "Statistical Release" means the statistical release which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if the statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          (6) Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 45 days but not more than 60 days before the Redemption Date to each Holder whose Senior Notes are to be redeemed at such Holder's registered address. Senior Notes in denominations larger than $100,000 may be redeemed in part.

          (7) Change of Control Offer.  In the event of a Change of Control,
              -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Senior Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Senior Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Senior Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          (8) Denominations; Transfer; Exchange.  The Senior Notes are in fully
              ---------------------------------
registered form only, without coupons, in denominations of $100,000 and integral multiples of $100,000. A Holder shall register the transfer or exchange of Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Senior Notes during a period beginning 15 days before the mailing of a redemption notice for any Senior Notes or portions thereof selected for redemption.

          (9) Persons Deemed Owners.  The registered Holder of a Note shall be
              ---------------------
treated as the owner of it for all purposes.

          (10) Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company, upon the Company's request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (11) Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government obligations sufficient to pay the principal of, premium and interest on the Senior Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Senior Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Senior Notes).

          (12) Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Senior Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes. Without consent of any

Holder, the parties thereto may amend or supplement the Indenture or the Senior Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          (13) Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          (14) Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor will be released from those obligations.

          (15) Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Senior Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Senior Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Senior Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          (16) Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          (17) No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

          (18) Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          (19) Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          (20) Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (21) CUSIP Numbers. Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders of the Senior Notes. No representation is made as to the accuracy of such numbers as printed on the

Senior Notes and reliance may be placed only on the other identification numbers printed hereon.

          (22) Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: SUPERIOR FINANCIAL CORP., c/o Superior Federal Bank, 5000 Rogers Avenue, Fort Smith, Arkansas 72903, Attention: C. Stanley Bailey, Chairman of the Board of Directors and Chief Executive Officer.

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

______________________________________

________________________________________________________________________________
                               (please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:_______________
                              ______________________________________________
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee:________________________________________

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.19, check here:[ ]
            ------------

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.19, state the amount: $____________
                    ------------


Date:_______________          Your Signature:________________
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)


Signature Guarantee:____________________________________________________________
                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                            EXHIBIT B
                                                            ---------

                        FORM OF LEGEND FOR GLOBAL NOTES

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
                                                               ---
     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.
              ------------

                                                            EXHIBIT C
                                                            ---------

                           Form of Certificate To Be
                         Delivered in Connection with
                   Transfers To Non-QIB Accredited Investors
                   -----------------------------------------

                                          [ ], [ ]


[ ]
[ ]
[ ]

Ladies and Gentlemen:

          In connection with our proposed purchase of __% Senior Notes due 2003 (the "Senior Notes") of SUPERIOR FINANCIAL CORP., a Delaware corporation (the "Company"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum dated December 19, 1997, and all amendments thereof and supplements thereto, (the "Private Placement Memorandum"), relating to the Senior Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Private Placement Memorandum, including the restrictions on duplication and circulation of the Private Placement Memorandum.

          2. We understand that any subsequent transfer of subject to certain restrictions and conditions set forth in the Indenture relating to the Senior Notes (the "Indenture") in the Private Placement Memorandum and the undersigned bound by, and not to resell, pledge or otherwise Senior Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Senior Notes have not been registered under the Securities

Act, and that the Senior Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Senior Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Senior Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Senior Notes from us a notice advising such purchaser that resales of the Senior Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Senior Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Senior Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]



                              By:____________________
                                 Name:
                                 Title:

                                                            EXHIBIT D
                                                            ---------


                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                     ------------------------------------

                                      [ ], [ ]


[ ]
[ ]
[ ]

          Re:  Superior Financial Acquisition
               Corp. (the "Company") __% Senior
               Notes due 2003(the "Senior Notes")
               ----------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of [$       ] aggregate principal
amount of the Senior Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Senior Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Senior Notes.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]



                              By: _________________________
                                 Authorized Signature

                                                            EXHIBIT E
                                                            ---------

                    FORM OF CUSTODY AND SECURITY AGREEMENT
                    --------------------------------------


          CUSTODY AND SECURITY AGREEMENT, dated as of April 1, 1998 between Superior Financial Corp., (the "Pledgor") and The Bank of New York, as trustee, (the "Trustee") for the benefit of the holders (the "Holders") of the Senior Notes (as defined herein) of the Pledgor issued under the Indenture (as defined herein).

          WHEREAS, the Pledgor and The Bank of New York, as Trustee, have entered into that certain indenture dated as of April 1, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $60,000,000 in aggregate principal amount of Senior Notes due 2003 (the "Senior Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

          WHEREAS, the Pledgor agrees, pursuant to the Indenture, to (i) purchase Permitted Investments (together with any replacement or substitute securities, the "Pledged Securities") in an amount sufficient upon receipt of scheduled interest and principal payments in respect of Pledged Securities, based on the report of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment at all times during the period commencing on the Issue Date, interest due on the Senior Notes on the next two succeeding Interest Payment Dates and (ii) place such Pledged Securities in an account (the "Collateral Account") held by the Trustee as custodian (the "Custodian") for the benefit of Holders of the Senior Notes; and

          WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Securities; and

          WHEREAS, to secure its obligations under the Indenture and the Senior Notes (the "Secured Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders a perfected first priority security interest in the Pledged Securities and the Collateral Account (as defined below) and

(ii) execute and deliver this Custody and Security Agreement in order to secure the payment and performance by the Pledgor of all such Secured Obligations.

                                  WITNESSETH:

          NOW THEREFORE, the parties hereto agree as follows:

1.   Pledge and Grant of Security Interest.
     -------------------------------------

          The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of Senior Notes, a continuing first priority security interest in and to (i) all of Pledgor's right, title and interest in the Pledged Securities, the Collateral Account (as defined herein), and any other securities, assets, or property credited to the Collateral Account
(ii) the certificates or other evidence of ownership representing the Pledged Securities and the Collateral Account, and (iii) all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "Collateral").

2.   Security for Secured Obligations.
     --------------------------------

          The Custody and Security Agreement and the Collateral secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations.

3.   Delivery of Collateral; Collateral Account;
     Interest; Substitution of Collateral.
     -------------------------------------------

          (a) All certificates or instruments, if any, from time to time representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

          (b) Concurrently with the execution and delivery hereof, the Trustee shall establish an account entitled "SUPERIOR FINANCIAL CORP., AS PLEDGOR FOR THE BENEFIT OF THE BANK OF NEW YORK, AS TRUSTEE" for the deposit of the Pledged Securities (the "Collateral Account") at its office at 101 Barclay Street, New York, New York 10286. Subject to the other terms and conditions of this Custody and Security Agreement, all funds or other property accepted by the Trustee pursuant to this Custody and Security Agreement shall be held in the Collateral Account for the benefit of the Trustee and the ratable benefit of the Holders. [Whenever Article 8 of the 1994 version of the Official Text of the Uniform Commercial Code (the "UCC") is effective and applicable to the Trustee or the Trustee's security interest in the Collateral, the Trustee agrees that it will hold (within the meaning of Section 8-301 of the 1994 version of the Official Text of the UCC) on behalf of the Holders any securities which now or hereafter come into its possession and the Trustee will comply with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the 1994 version of the Official Text of the UCC) without further consent by the Pledgor.] [Ruth Olson to review]

          (c) All interest earned on any Collateral shall be retained in the Collateral Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

4.   Disbursements.
     -------------

          (a) Not less than six (6) Business Days prior to the next scheduled Interest Payment Date with respect to the Senior Notes the Pledgor may, in writing, direct the Trustee to transfer from the Collateral Account to the Trustee in its capacity as Paying Agent funds necessary to provide for payment in full or any portion of the next scheduled interest payment on the Senior Notes. Upon receipt of such written request, the Trustee will take any action reasonably necessary to provide for the payment of such interest payment on the

     Senior Notes directly to the Holders from proceeds of the Pledged Securities in the Collateral Account.

          (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Collateral Account ("Pledgor Funds"), the Pledgor may, after payment in full for such interest payment, direct the Trustee in writing to release to the Pledgor or at the direction of the Pledgor an amount of funds from the Collateral Account less than or equal to the amount of Pledgor Funds so expended within six business days of such request. Upon receipt of a direction from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Trustee will take any action reasonably necessary to enable it to pay over to the Pledgor the requested amount. Concurrently with any release of funds to the Pledgor pursuant to this
     Section 4(b), the Pledgor will deliver to the Trustee a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Pledgor stating that the use of Pledgor Funds to make interest payments has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provisions of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor.

          (c) If at any time the amount of Pledged Securities exceeds the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the next two succeeding scheduled interest payments due on the Senior Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments then remaining, up to and including the final scheduled interest payment), the Pledgor may direct the Trustee in writing to release any such overfunding to it. Upon receipt of a written request from the Pledgor and delivery of an Officer's Certificate to the Trustee to substantiate such excess in accordance with Section 4.15(d) of the Indenture, the Trustee will pay over to the Pledgor any such over-funded amount.

          (d) Upon payment in full of all scheduled interest payments on the Senior Notes, the security interest in the Collateral evidenced by this Custody and Security Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Collateral Account in accordance with the terms of this Custody and Security Agreement, whether upon release of Collateral to Holders as payment of interest, to the Company or otherwise, the security interest evidenced by this Custody and Security Agreement in the Collateral so released will terminate and be of no further force and effect.

5.   Representations and Warranties.
     ------------------------------

          The Pledgor hereby represents and warrants that:

          (a) The execution, delivery and performance by the Pledgor of this Custody and Security Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Custody and Security Agreement.

          (b) No financing statement covering the Pledged Securities is on file in any public office (other than any financing statements filed pursuant to this Custody and Security Agreement).

          (c) Upon the delivery to the Trustee of the certificates, if any, representing the Pledged Securities and of any other certificates, instruments and cash constituting Collateral, any filing of financing statements required by the UCC and the notations on the records of the Trustee that it holds the Collateral as

     Custodian, the pledge of the Collateral pursuant to this Custody and Security Agreement creates a valid and perfected first priority security interest in and to the Collateral, which valid, perfected, first priority security interest will continue, in the case of any certificates and instruments constituting Collateral, so long as the Trustee maintains possession of such certificates and instruments securing the payment of the Secured Obligations for the benefit of the Trustee and the ratable benefit of the Holders, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture.

          (d) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Custody and Security Agreement or for the execution, delivery or performance of this Custody and Security Agreement by the Pledgor (except for any filings and notations necessary to perfect Liens on the Collateral) or (ii) for the exercise by the Trustee of rights provided for in this Custody and Security Agreement or the remedies in respect of the Collateral pursuant to this Custody and Security Agreement, except for any filings or notices required by the UCC.

          (e) The pledge of the Collateral pursuant to this Custody and Security Agreement is not prohibited by any applicable law or government regulation, release interpretation or opinion of the Board of Governors of the United States Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

6.   Further Assurances.
     ------------------

          The Pledgor agrees to promptly take such actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, such stock or bond powers, proxies, assignments, instruments and such other or different writings as the Trustee may reasonably request, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, to otherwise effect the purposes of this Custody and Security Agreement.

7.   Covenants.
     ---------

          The Pledgor covenants and agrees with the Trustee and the Holders from and after the date of this Custody and Security Agreement until the earlier of payment in full in cash of (A) each of the scheduled interest payments due on the Senior Notes under the terms of the Indenture or (B) all Secured Obligations due and owing under the Indenture and the Senior Notes in the event such Secured Obligations become due and payable prior to the payment of each of the scheduled interest payments on the Senior Notes:

          (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Custody and Security Agreement) and at all times will be the sole beneficial owner of the Collateral.

          (b) The Pledgor agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature not later than six days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

8.   Power of Attorney.
     -----------------

          In addition to all of the powers granted to the Trustee pursuant to
Article VI of the Indenture, the

Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 6 hereof; (iv) making of any payments or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, and such payments made by the Trustee in respect of this clause (v) to become the Secured Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, process or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Custody and Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

9.   Trustee May Perform.
     -------------------

          If the Pledgor fails to perform any agreement contained herein, the Trustee may, but shall not be required to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

10.  No Assumption of Duties; Reasonable Care.
     ----------------------------------------

          The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' first priority security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law.

11.  Indemnity.
     ---------

          The Pledgor shall indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including reasonable costs, fees and disbursements of counsel (including, without limitation, the reasonable cost to the Trustee of legal counsel), the costs of investigations, and claims for damages, arising from the Trustee's acceptance of or performance under this Custody and Security Agreement, except insofar as the same may have been caused by the bad faith, gross negligence or wilful misconduct of such indemnified person.

12.  Remedies upon Event of Default.
     ------------------------------

          If an Event of Default shall have occurred and be continuing:

          (a) The Trustee shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and reasonable attorneys' fees and expenses thereby incurred by the Trustee and toward payment of the Secured Obligations in such order or manner as the Trustee may elect. Specifically and without limiting the foregoing, the Trustee shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of Pledgor or in Pledgor's possession or control relating to the Collateral which are not already in the Trustee's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Trustee existing after default hereunder; and to the extent any such notice is required and cannot be waived, Pledgor agrees that if such notice is given in the manner provided in Section 17 hereof at least six (6) Business Days before the time of the sale disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of such notice. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale. The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such acts as may be reasonably necessary to enable the Trustee to exercise its rights under this paragraph 12.

          (b) All rights to marshalling of assets of Pledgor, including any such right with respect to the Collateral, are hereby waived by Pledgor.

13.  Expenses.
     --------

          The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (i) the administration of this Custody and Security Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Trustee and the Holders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

14.  Security Interest Absolute.
     --------------------------

          All rights of the Trustee and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or nonperfection of any Liens on any other collateral for all or any of the Secured Obligations; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Custody and Security Agreement.

15.  Continuing Security Interest; Termination.
     -----------------------------------------

          (a) This Custody and Security Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Custody and Security Agreement, remain in full force and effect until the earlier of payment in full in case of
     (A) each of the scheduled interest payments due on the Senior Notes under the terms of the Indenture or (B) all Secured Obligations due and owing under the Indenture and the Senior Notes in the event such Secured Obligations become payable prior to the payment of each of the interest payments on the Senior Notes. This Custody and Security Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns.

          (b) This Custody and Security Agreement shall terminate upon the earlier of payment in full in cash of (A) each of the scheduled interest payments due on the Senior Notes under the terms of the Indenture or (B) all Secured Obligations due and owing under the Indenture and the Senior Notes in the event such Secured Obligations become payable prior to the payment of each of the scheduled interest payments on the Senior Notes. At such time, the Trustee shall, at the written request of the Pledgor, reassign and redeliver to Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Custody and Security Agreement, the Indenture and relevant provisions of Article 8 of the UCC. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Pledgor.

16.  Authority of the Trustee.
     ------------------------

          (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holder shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Custody and Security Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Custody and Security Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

17.  Notices.
     -------

          Any communication,, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to the address set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.

18.  No Waiver; Cumulative Rights.
     ----------------------------

          No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Trustee from time to time.

19.  Benefits of Custody and Security Agreement.
     ------------------------------------------

          Nothing in this Custody and Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Custody and Security Agreement.

20.  Applicable Law; Consent to Jurisdiction.
     ---------------------------------------

          This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court located in the State of New York in any action or proceeding arising out of or relating to this Agreement.

21.  Submission to Jurisdiction; Waiver of Jury Trial.
     ------------------------------------------------

          (a) THIS CUSTODY AND SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO INDUCE THE TRUSTEE TO ENTER INTO THIS CUSTODY AND SECURITY AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE TRUSTEE'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS WHICH IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS CUSTODY AND SECURITY AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE
     TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN THE PLEDGOR AND THE TRUSTEE IN ACCORDANCE WITH THIS PARAGRAPH.

          (b)  THE PLEDGOR HAS APPOINTED [     ], NEW YORK, NEW YORK [     ], AS
     ITS AUTHORIZED AGENT (THE "AUTHORIZED AGENT") UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHICH MAY BE INSTITUTED IN ANY NEW YORK COURT BY ANY PURCHASER OR BY ANY PERSON WHO CONTROLS ANY PURCHASER, EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY SUCH

     COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO. SUCH APPOINTMENT SHALL BE IRREVOCABLE. THE PLEDGOR REPRESENTS AND WARRANTS THAT THE AUTHORIZED AGENT HAS AGREED TO ACT AS SUCH AGENT FOR SERVICE OF PROCESS AND AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL DOCUMENTS AND INSTRUMENTS, THAT MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT AS AFORESAID. SERVICE OF PROCESS UPON THE AUTHORIZED AGENT AND WRITTEN NOTICE OF SUCH SERVICE TO THE PLEDGOR SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE PLEDGOR.

          (c) EACH OF THE PLEDGOR AND THE TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS CUSTODY AND SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

          (d) THE PROVISIONS OF THIS SECTION 21 ARE A MATERIAL INDUCEMENT FOR THE TRUSTEE ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. PLEDGOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 21 WITH ITS INDEPENDENT COUNSEL.

22.  Execution in Counterparts.
     -------------------------

          This Custody and Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


SUPERIOR FINANCIAL CORP.

By:


                          By:______________________________
                               Name:   C. Stanley Bailey
                               Title:  Chairman of the Board
                                       of Directors and
                                       Chief Executive Officer


                          THE BANK OF NEW YORK, as Trustee



                          By:________________________________
                               Name:
                               Title:

                                                            EXHIBIT F
                                                            ---------

                 FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT
                 --------------------------------------------


          This Securities Account Control Agreement dated as of April 2, 1998 among Superior Financial Corp., as pledgor for the benefit of The Bank of New York, as Trustee, (the "Debtor"), The Bank of New York, as Trustee, (the "Secured Party") and The Bank of New York (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned in the Custody and Security Agreement dated as of April 1, 1998 between Debtor and the Secured Party (the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of [New York].

          SECTION 1.  ESTABLISHMENT OF SECURITIES ACCOUNT.  The Securities
                      -----------------------------------
Intermediary hereby confirms and agrees that:

          (a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name "SUPERIOR FINANCIAL CORP., AS PLEDGOR FOR
------------------------
THE BENEFIT OF THE BANK OF NEW YORK, AS TRUSTEE" (such account and any successor account, the "Securities Account") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party;

          (b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

          (c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

          (d) The Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Debtor as entitled to exercise the rights that comprise any financial asset credited to the account.

          SECTION 2.  "FINANCIAL ASSETS" ELECTION.  The Securities Intermediary
                      ---------------------------
hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          SECTION 3.  ENTITLEMENT ORDERS.  If at any time the Securities
                      ------------------
Intermediary shall receive any order from the Secured Party directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person.

          SECTION 4.  SUBORDINATION OF LIEN; WAIVER OF SET-OFF.  In the event
                      ----------------------------------------
that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account, and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

          SECTION 5.  CHOICE OF LAW.  Both this Agreement and the Securities
                      -------------
Account shall be governed by the laws of the State of NEW YORK. Regardless of any provision in any other agreement, for purposes of the UCC, NEW YORK shall be deemed to be the Securities Intermediary's jurisdiction and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of NEW YORK.

          SECTION 6.  CONFLICT WITH OTHER AGREEMENTS.
                      ------------------------------

          (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

          (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

          (c)  The Securities Intermediary hereby confirms and agrees that:

          (i) There are no other agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account EXCEPT FOR THE CUSTODY AND SECURITY AGREEMENT (COLLECTIVELY, THE "ACCOUNT AGREEMENTS");

          (ii) It has not entered into, and until the termination of the this agreement will not enter into, any agreement with any other person relating the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

          (iii) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

          SECTION 7.  ADVERSE CLAIMS.  Except for the claims and interest of the
                      --------------
Secured Party and of Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Secured Party and Debtor thereof.

          SECTION 8.  MAINTENANCE OF SECURITIES ACCOUNT.  In addition to, and
                      ---------------------------------
not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

          (a)  Notice of Sole Control.  If at any time the Secured Party
               ----------------------
delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Secured Party.

          (b)  Voting Rights.  Until such time as the Securities Intermediary
               -------------
receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

          (c)  Permitted Investments.  Until such time as the Securities
               ---------------------
Intermediary receives a Notice of Sole Control signed by the Secured Party, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type describe on Exhibit B hereto.

          (d) Statements and Confirmations.  The Securities Intermediary will
              ----------------------------
promptly send copies of all statements, confirmations and other correspondence concerning the

Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Secured Party at the address for each set forth in
Section 12 of this Agreement.

          (e) Tax Reporting.  All items of income, gain, expense and loss
              -------------
recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

          SECTION 9.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                      ------------------------------------------------
SECURITIES INTERMEDIARY.  The Securities Intermediary hereby makes the following
-----------------------
representations, warranties and covenants:

          (a) The Securities Account has been established as set forth in
Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

          (b) This Securities Account Control Agreement is the valid and legally binding obligations of the Securities Intermediary.

          SECTION 10.  SUCCESSORS; ASSIGNMENT.  The terms of this Agreement
                       ----------------------
shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

          SECTION 11.  NOTICES.   Any notice, request or other communication
                       -------
required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

     Debtor: Superior Financial Corp.
             5000 Rogers Avenue
             Fort Smith, Arkansas  72903

     Secured Party:
          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York 10286
          Attention: Corporate Trust Administrator


     Securities Intermediary:
          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York 10286
          Attention: Corporate Trust Administrator

          Any party may change his address for notices in the manner set forth above.

          SECTION 12.  TERMINATION.  The obligations of the Securities
                       -----------
Intermediary to the Secured Party pursuant to this Control Agreement shall continue in effect until the security interests of the Secured Party in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Securities Intermediary of such termination in writing. Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Secured Party's security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

          SECTION 13.  COUNTERPARTS.  This Agreement may be executed in any
                       ------------
number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                          SUPERIOR FINANCIAL CORP.


                          By:  _____________________________
                               Name:   C. Stanley Bailey
                               Title:  Chairman of the Board
                                       of Directors and
                                       Chief Executive Officer



                          THE BANK OF NEW YORK, as Trustee


                          By:  _____________________________
                               Name:
                               Title:



                          THE BANK OF NEW YORK


                          By:  _____________________________
                               Name:
                               Title:

                                                            Exhibit A
                                                            ---------
                         [Letterhead of Secured Party]


                                                [Date]


[Name and Address of Securities Intermediary]



Attention: __________________

                Re:  Notice of Sole Control
                     ----------------------

Ladies and Gentlemen:

          As referenced in the Securities Account Control Agreement, dated April 1, 1998, among Superior Financial Corp., you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over securities account number ____________ (the "Securities Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

          You are instructed to deliver a copy of this notice by facsimile transmission to Superior Financial Corp.

                               Very truly yours,


                               THE BANK OF NEW YORK, as
                                   Trustee



                               By: ______________________
                                   Title



cc:  Superior Financial Corp.

                                                            Exhibit B
                                                            ---------



                             Permitted Investments
                             ---------------------

                                                            Exhibit C
                                                            ---------


                         [Letterhead of Secured Party]



                                                [Date]


[Name and Address of Securities Intermediary]

Attention:  _____________


                              Re:  Termination of Control Agreement
                                   --------------------------------

          You are hereby notified that the Control Agreement between you, Superior Financial Corp. and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Securities Account number ______________ from Superior Financial Corp. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to Superior Financial Corp. pursuant to any other agreement.

          You are instructed to deliver a copy of this notice by facsimile transmission to Superior Financial Corp.


                                    Very truly yours,


                                    THE BANK OF NEW YORK, as
                                         Trustee



                                    By:  ___________________

                                       Title:  ______________